Exhibit 99.1

SEEBEYOND ANNOUNCES PRELIMINARY

FIRST QUARTER 2003 RESULTS

MONROVIA, Calif., April 7, 2003 — SeeBeyond (Nasdaq: SBYN), the leading global provider of enterprise integration and composite application assembly solutions, today announced preliminary results for the first quarter ended March 31, 2003.

SeeBeyond expects to report first quarter 2003 revenue in the range of $35.0 million to $36.0 million. In accordance with U.S. generally accepted accounting principles (GAAP), the Company expects to report earnings per share for the first quarter to be a loss of approximately ($0.08).

“We remain encouraged by the broad based acceptance of our technology, however with the challenging economic conditions, exacerbated by the conflict in Iraq, we continue to see delays in major purchases of enterprise software,” said Jim Demetriades, founder, president and CEO of SeeBeyond. “While the market remains challenging, we have entered an exciting new product cycle in 2003, with our recent 5.0 release, truly differentiating SeeBeyond from its competition. Based on our clear product differentiation with the SeeBeyond Integrated Composite Application Network (ICAN) Suite and our ongoing efforts to control costs, we feel confident in our prospects for the rest of 2003.”

The Company will host a conference call today at 2:00 PM PDT / 5:00 PM EDT to discuss the preliminary results. The dial-in number for the call from within the U.S. and Canada is (800) 559-9370; international callers may dial (847) 619-6819. A simulcast of the conference call will be available on www.streetevents.com, and a rebroadcast following the completion of the call at www.seebeyond.com. An audio replay of the call will be available after the call until April 14, 2003, at midnight EDT. The dial-in number for the replay from within the U.S. and Canada is (877) 213-9653; international callers may dial (630) 652-3041 using the access code: 7030973.

SeeBeyond will report final first quarter results on April 22, 2003.

About SeeBeyond

Based on 14 years of software innovation and real-world experience in integrating systems across Global 2000 organizations, SeeBeyond (Nasdaq: SBYN) delivers the industry’s most comprehensive, standards-compliant network for the rapid assembly and deployment of enterprise-scale end-user applications built on existing systems and infrastructure. Beyond integration, the SeeBeyond(R) Integrated Composite Application Network (ICAN) Suite helps organizations dramatically improve business operations resulting in reduced costs, increased market share and improved customer service. SeeBeyond has more than 1,780 customers worldwide, including ABB, ABN Amro, Bausch & Lomb, BHP Billiton, The Cleveland Clinic, The Dial Corporation, DuPont, Florida Power & Light, Fluor Daniel, Fujitsu, General Motors, Hewlett-Packard, Pfizer, Samsung, Sprint, Sutter Health and United Healthcare. For more information, please visit www.seebeyond.com.

# # #

SeeBeyond is a trademark of SeeBeyond Technology Corp. All other brands or product names are trademarks of their respective owners.

Certain statements in this press release, including those related to estimated revenue and earnings per share for the first quarter of fiscal 2003, and the Company’s prospects for 2003, constitute forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Actual results in future periods are subject to risks and uncertainties which could cause actual results to differ materially from those projected. Such risks include the level of demand for our products and services from new and existing customers, the timing and amount of information technology-related spending, the general state of the economy, risks arising from accounting adjustments, unpredictable and lengthy sales cycles, dependence on revenues from a single software suite, dependence on the success of the Company’s relationships with system integrators and other partners, and the impact of competition in the market for eBusiness and Applications Integration software. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission including its Annual Report filed on Form 10-K for the year ended December 31, 2002, and its quarterly reports on Form 10-Q. The Company does not undertake to update any forward-looking statements.

Contacts:
Barry Plaga	Andrea Williams
Sr. Vice President and CFO	Sr. Director of Investor Relations
(626) 408-3100	(650) 622-2188
bplaga@seebeyond.com	awilliams@seebeyond.com

Kristi Rawlinson
Director of Public Relations
(650) 622-2128
krawlinson@seebeyond.com